UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
__________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 1, 2024

Hillman Solutions Corp.
(Exact name of registrant as specified in its charter)

Delaware	001-39609	85-2096734
(State or other jurisdiction	(Commission File No.)	(I.R.S. Employer
of incorporation)		Identification No.)
1280 Kemper Meadows Drive
Cincinnati, Ohio 45240
(Address of principal executive offices)

Registrant’s telephone number, including area code: (513) 851-4900

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	HLMN	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02 Results of Operations and Financial Condition.

On August 6, 2024, Hillman Solutions Corp. (the “Company”) issued a press release, furnished as Exhibit 99.1 and incorporated herein by reference, announcing the Company's selected summary financial results for its thirteen and twenty-six weeks ended June 29, 2024.

The information provided pursuant to Item 2.02, including the exhibit attached hereto, is being furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in any such filing.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 1, 2024, the Board of Directors of Hillman Solutions Corp. (the “Company’) appointed Jon Michael Adinolfi to the position of Chief Executive Officer (“CEO”) and President of the Company, effective January 1, 2025. As CEO and President, Mr. Adinolfi will serve as the principal executive officer of the Company and will report to the Board of Directors.

Current Chairman, CEO, and President Douglas J. Cahill, age 64, will step down from the CEO and President position, effective January 1, 2025, and remain as Chair of the Board of Directors serving under the new position of Executive Chairman.

Mr. Adinolfi, age 48, has served as the Company’s Chief Operating Officer since June 2023, overseeing our Hardware and Protective Solutions businesses and Canadian operations. Mr. Adinolfi previously served as the Company’s Divisional President, Hillman US, since July 2019. Prior to joining Hillman, Mr. Adinolfi served as President of US Retail for Stanley Black & Decker from November 2016 to July 2019. Prior to that, he served as President of Hand Tools for Stanley Black & Decker from October 2013 to December 2016. From June 2011 to September 2013, he served as the CFO — North America, CDIY for Stanley Black & Decker.

The independent members of the Board of Directors, upon the recommendation of the Compensation Committee of the Board of Directors, approved the compensation for Mr. Adinolfi and Mr. Cahill in their new roles, all to take effect as of January 1, 2025.

Mr. Adinolfi’s new annual base salary will be $700,000, and his new target bonus opportunity will be 100% of base salary. Mr. Adinolfi’s new annual target equity award grant will be $2,000,000.

Mr. Cahill’s new annual base salary will be $800,000 and his new target bonus opportunity will be 100% of base salary. Mr. Cahill’s new annual target equity award grant will be $1,400,000. As Executive Chairman, Mr. Cahill will serve as the Chair of the Board of Directors will report to the independent members of the Board of Directors.

The independent members of the Board of Directors, upon the recommendation of the Compensation Committee of the Board of Directors, also approved increases to the participation levels of Mr. Adinolfi and decreases to the participation level of Mr. Cahill under the Company’s Executive Severance Plan, dated November 2, 2023 (the "Severance Plan"). Mr. Adinolfi and Mr. Cahill are each currently participants in the Severance Plan, and their new participation levels are described below (each a participating “Executive” under the Severance Plan).

Under the Severance Plan, in the event of a termination by the Company without Cause or by the Executive for Good Reason prior to a Change in Control or more than 24 months following a Change in Control, the updated severance benefits for Mr. Adinolfi and Mr. Cahill shall generally consist of the following:

•Lump sum payment of the Executive's earned but unpaid bonus for a performance period ending prior to the Executive's termination (if any);
•Continuation of the Executive's base salary for a period specified in the applicable Executive's participation notice, which is (i) eighteen months in the case of Mr. Adinolfi; and (ii) twelve months in the case of Mr. Cahill.
•In the case of Mr. Adinolfi only, and not in the case of Mr. Cahill, an amount equal to 150% of his performance based bonus at target achievement level, payable over eighteen months in equal installments on the Company's regular payroll dates.

•Payment by the Company of COBRA medical, dental and/or vision insurance premiums, based on the Executive’s benefits plan elections in effect at the time of termination for a period specified in the applicable Executive's participation notice, which is (i) eighteen months in the case of Mr. Adinolfi; and (ii) twelve months in the case Mr. Cahill.
•Payment of the Executive's performance based bonus for the year in which the termination occurred, pro-rated for the Executive's service up to and including the date of termination and based on actual performance for the year, payable concurrently with bonus payments to other employees under the bonus plan.

Under the Severance Plan, in the event of a termination by the Company without Cause or by the Executive for Good Reason within the 24 months following a Change in Control, the severance benefits for the Executive shall generally consist of the following:

•Lump sum payment of the Executive's earned but unpaid bonus for a performance period ending prior to the Executive's termination (if any);
•Continuation of the Executive's base salary for a period specified in the applicable Executive's participation notice, which is (i) twenty-four months in the case of Mr. Adinolfi; and (ii) twelve months in the case of Mr. Cahill.
•In the case of Mr. Adinolfi only, and not Mr. Cahill, an amount equal to 200% of his performance based bonus at target achievement level, payable over twenty-four months in equal installments on the Company's regular payroll dates.
•In the case of Mr. Cahill, an amount equal to 100% of the Executive's performance based bonus at target achievement level, payable over twelve months in equal installments on the Company's regular payroll dates.
•Payment by the Company of COBRA medical, dental and/or vision insurance premiums, based on the Executive’s benefits plan elections in effect at the time of termination for a period specified in the applicable Executive's participation notice, which is (i) twenty-four months in the case of Mr. Adinolfi; and (ii) twelve months in the case of Mr. Cahill.
•Payment of the Executive's performance based bonus for the year in which the termination occurred, pro-rated for the Executive's service up to and including the date of termination and based on actual performance for the year, payable concurrently with bonus payments to other employees under the bonus plan.

The foregoing summary is qualified in its entirety by reference to the Severance Plan filed as Exhibit 10.1 to our Quarterly Report on Form 10-Q filed with the SEC on November 8, 2023 and incorporated herein by reference. A copy of the press release announcing these leadership changes is attached hereto as Exhibit 99.3.

Item 9.01 Financial Statements and Exhibits.

(d)    Exhibits.

99.1    Press Release, dated August 6, 2024, announcing the financial results of Hillman Solutions Corp. for its thirteen and twenty-six weeks ended June 29, 2024.
99.2     Supplemental slides provided in connection with the second quarter 2024 earnings call of Hillman Solutions Corp.
99.3    Press Release, dated August 6, 2024, announcing leadership succession plans.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 6, 2024	Hillman Solutions Corp.

	By:	/s/ Robert O. Kraft
	Name:	Robert O. Kraft
	Title:	Chief Financial Officer